UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2013

Dillard’s, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6140	71-0388071
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Cantrell Road Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

(501) 376-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

Dillard’s, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 18, 2013, at which stockholders considered and approved the following items:

1. Election of Directors

	Votes For	Votes Against	Votes Abstained	Broker Non- Votes
Class A. Nominees:
Frank R. Mori	34,586,953	1,347,368	161,131	2,429,477
Reynie Rutledge	35,147,709	791,708	156,035	2,429,477
J.C. Watts, Jr.	35,152,594	783,978	158,880	2,429,477
Nick White	34,593,426	1,342,286	159,740	2,429,477

Class B Nominees:
Robert C. Connor	3,997,776	—	—	—
Alex Dillard	3,997,776	—	—	—
Mike Dillard	3,997,776	—	—	—
William Dillard, II	3,997,776	—	—	—
James I. Freeman	3,997,776	—	—	—
H. Lee Hastings, III	3,997,776	—	—	—
Drue Matheny	3,997,776	—	—	—
Warren A. Stephens	3,997,776	—	—	—

Other Proposals

	Votes For	Votes Against	Votes Abstained
2. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2013:	42,335,065	31,392	156,248

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD’S, INC.

DATED: May 21, 2013	By:	/s/ James I. Freeman
	Name:	James I. Freeman
	Title:	Senior Vice President & Chief Financial Officer